                                                                 Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF ______, 2006 BY AND BETWEEN THE HOLDER HEREOF AND APPLIED NEUROSOLUTIONS, INC.

APPLIED NEUROSOLUTIONS, INC.

_____________ __, 2006                                                Vernon Hills, Illinois
No. APNS _________                                                   $_________________

12% SENIOR UNSECURED PROMISSORY NOTE

APPLIED NEUROSOLUTIONS, INC., a Delaware corporation with an address at 50 Lakeview Parkway, Suite 111, Vernon Hills, Illinois 60061 (the "Maker"), for value received, hereby promises to pay to _______________________ (the "Holder") on or before _____________, 2006 [six months from date of note] (the “Maturity Date”) the principal sum of $____________________ and interest (computed on the basis of a 360 day year of twelve months) on the outstanding principal sum hereof at the rate of 12% per annum from the date hereof until the Maturity Date. If an Event of Default (as defined below) pursuant to Section 3(a) hereof shall occur, then the outstanding principal balance of this Note shall bear interest (computed on the basis of a 360 day year of twelve months) at the rate of 15% per annum until such principal shall be paid in full. No interest shall accrue with respect to accrued but unpaid interest hereon.

Subject to the terms hereof, the principal and interest shall be payable on the Maturity Date in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts to the Holder at the office of the Maker as hereinafter set forth.

This Note shall be senior to all other indebtedness of Maker incurred after the date hereof.

This 12% Senior Unsecured Promissory Note (this “Note”) is one of a series of Notes of the Maker in the aggregate principal amount of up to $1,000,000 (the "Aggregate Principal Amount") issued or to be issued in connection with a private placement (the "Offering") of the Maker of up to 20 units of its securities ("Units"), each Unit consisting of a Note in denominations of $50,000 per Note (collectively the "Notes") and warrants (the "Warrants") to purchase shares of Common Stock of the Maker (“Common Stock”) all as described in the Note and Warrant Purchase Agreement dated as of the date hereof to which the Maker is a party (the “Subscription Agreement”). This Note shall rank pari passu with all of the other Notes issued by the Maker pursuant to one or more Subscription Agreements.

1. Non-Transferability of Note

This Note is non-negotiable. The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of.

2. Payment and Prepayment

The Maker may prepay all or any part of the principal sum hereof from time to time without penalty at its sole discretion, provided that any such principal prepayment shall be accompanied by all interest then accrued but unpaid and shall be made on a pro rata basis with all of the other Notes then outstanding. Notwithstanding anything herein or in the Subscription Agreement to the contrary, the Company shall pay or prepay, as the case may be, the principal and all accrued but unpaid interest thereon solely from the proceeds of one or more equity offerings of the Maker if the Maker receives an aggregate amount of at least $1,500,000 in gross proceeds (the “Private Equity Placement”). The Maker acknowledges and agrees that this Note shall only be paid out of the proceeds of a Private Equity Placement, except if an Event of Default (as defined in Section 3 hereof) occurs pursuant to Section 3(b), 3(c) or 3(d).

3. Events of Default

The entire unpaid principal sum and all accrued interest shall automatically become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default ("Events of Default"):

(a) The Maker shall fail to make payment of principal or interest hereunder for a period of five business days after the Maturity Date;

(b) The Maker shall be unable, or admit in writing its inability, to pay its debts or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors;

(c) The Maker shall take action to liquidate, wind up or dissolve or shall sell all or substantially all of its assets;

(d) The Maker shall commence, or there shall be commenced against the Maker, any case, proceeding or other action seeking to have an order for relief entered with respect to the Maker or to adjudicate the Maker as a bankrupt or insolvent; or

(e)  The Maker shall fail to comply with any of its covenants or agreements hereunder or the Subscription Agreement and such breach shall not be cured within 30 days after notification of such breach or the Chief Financial Officer of the Company (or similar officer) having obtained knowledge thereof.

4. Penalty Warrant

(a) Upon the occurrence of an Event of Default pursuant to Section 3(a) hereof (the “Payment Default”), the Maker shall issue to the Holder a warrant on terms identical to the Warrants (as defined in the Subscription Agreement) except as to the number of shares of Common Stock issuable upon exercise (the “Penalty Warrant”). The number of shares of Common Stock issuable upon the exercise of the Penalty Warrant (the “Penalty Warrants Shares”) shall be equal to 20% of the Warrant Shares (as defined in the Subscription Agreement) issuable pursuant to the Warrants purchased by the Holder under the Subscription Agreement. If the Payment Default continues for 90 consecutive calendar days after the occurrence thereof, then the Maker shall issue to Holder an additional Penalty Warrant exercisable to purchase Penalty Warrant Shares equal to 30% of the Warrant Shares issuable pursuant to the Warrants purchased by the Holder under a Subscription Agreement.

(b) In the event that the Holder becomes entitled to any Penalty Warrants under this Note, the Holder shall have piggyback registration rights with respect to the Penalty Warrant Shares as set forth on Schedule II of the Subscription Agreement, which registration rights provisions are incorporated by reference herein as if set forth in full herein.

5. Registration

This Note is registered on the books of the Maker as to both principal and interest and can only be transferred on the books of the Maker. Prior to due presentment for registration of transfer, the Maker may treat the person in whose name the Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal and interest on the Note and for all other purposes.

6. Miscellaneous

No delay on the part of the Holder in exercising any option, power or right shall constitute a waiver thereof.

No recourse under or upon any obligation, covenant or agreement of this Note, or for any claim based thereon or in respect thereof, shall be had against any incorporator, stockholder, officer or director of the Maker or of any successor corporation, either directly or through the Maker; it being expressly agreed that this Note and the obligations hereunder are solely corporate obligations of the Maker and any successor corporation. The Holder further acknowledges and agrees that this Note shall only be payable from the proceeds of the Private Equity Placement, and from no other source.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of New York. The Maker, and any endorsers, sureties and guarantors, agree that the state courts located in the State of New York shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however such jurisdiction shall not be exclusive and, at its option, the Holder may commence such action in any other court which otherwise has jurisdiction.

The Maker waives service of process upon it and consents that all service of process may be made by certified mail (return receipt requested) directed to it, and service so shall be completed ten days after the same shall have been deposited in the US mail.

   The Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof and no delay or omission in exercising any right or power hereunder shall affect the liability of the Maker. No delay or omission by the Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Holder herein. This Note may only by amended or terminated in writing signed by both the Maker and the Holder.

The Maker hereby waives any right to trial by jury of any claim, demand, action or cause of action arising under or in any way connected with or related to this Note.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note on the date first above written.

APPLIED NEUROSOLUTIONS, INC.

By:______________________________
Name:
Title: